UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 4, 2006
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On August 4, 2006, Alon USA Energy, Inc. (the “Company”), through its subsidiary, Alon Paramount Holdings, Inc., a Delaware corporation (“Holdings”), completed the acquisition (the “Paramount Acquisition”), effective as of July 31, 2006, of all of the outstanding capital stock of Paramount Petroleum Corporation, a Delaware corporation (“Paramount”), pursuant to a Stock Purchase Agreement, by and among the Company and all of the stockholders of Paramount, dated as of April 28, 2006 (the “Purchase Agreement”). Paramount’s primary assets include refineries in Paramount, California and Portland, Oregon, asphalt terminals in four western states, and a 50% interest in Wright Asphalt Products Company, which specializes in patented tire rubber modified asphalt products. Paramount’s assets at closing also included approximately $8 million in cash and approximately $50 million of excess working capital. The purchase price for the outstanding capital stock of Paramount consisted of approximately $314 million in cash (subject to post-closing adjustments) and the assumption of approximately $155 million of funded debt, all of which was repaid simultaneously with the completion of the acquisition.
     The cash portion of the purchase price and the repayment of the assumed debt were funded in part by borrowings under a $400 million term loan credit facility and in part by cash on hand.
     The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 2, 2006 (SEC File No. 001-32567) and is incorporated by reference into this Item 2.01.
     The press release issued by the Company on August 7, 2006 with respect to the completion of the Paramount Acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Credit Suisse Obligations
     On August 4, 2006, the Company borrowed $400 million under a term loan pursuant to a Credit Agreement, dated June 22, 2006, by and among the Company, as borrower, the lenders party thereto, and Credit Suisse, as Administrative Agent (the “Credit Suisse Credit Agreement”). Proceeds of the borrowing were used to fund a portion of the purchase price for the Paramount Acquisition and the repayment of the assumed funded debt.
     A copy of the Credit Suisse Credit Agreement is contained in the Current Report on Form 8-K filed by the Company on June 26, 2006 (SEC File No. 001-32567) and is incorporated herein by reference. The foregoing description of borrowing under the Credit Suisse Credit Agreement is qualified in its entirety by reference to the Credit Suisse Credit Agreement.

Bank of America Obligations
     Paramount is a party to the Amended and Restated Credit Agreement, dated as of July 26, 2005 by and among Paramount, each of the financial institutions party thereto, Bank of America, N.A., as administrative agent and as the lead arranger and bookmaker, and Société Générale, as documentation agent (the “Original BOA Credit Agreement”), as amended by the First Amendment on January 24, 2006 (the “First Amendment”), the Second Amendment on February 28, 2006 (the “Second Amendment”), the Third Amendment on June 12, 2006 (the “Third Amendment”), the Fourth Amendment on June 16, 2006 (the “Fourth Amendment”) and the Fifth Amendment on June 22, 2006 (the “Fifth Amendment”) (collectively, the “BOA Credit Agreement”).
     The BOA Credit Agreement provides for revolving loans and letters of credit in an aggregate principal amount not to exceed $215 million. Immediately prior to the Paramount Acquisition, an aggregate principal amount of approximately $113 million in borrowings was outstanding under the BOA Credit Agreement. All outstanding borrowings were repaid simultaneously with the completion of the Paramount Acquisition, and there are currently no outstanding borrowings under the BOA Credit Agreement. As of July 31, 2006 approximately $80 million of letters of credit were issued under the BOA Credit Agreement. Obligations under the BOA Credit Agreement mature on January 15, 2007, unless terminated earlier as provided for in the BOA Credit Agreement.
     Obligations under the BOA Credit Agreement are jointly and severally guaranteed by Paramount and the wholly-owned subsidiaries of Paramount (the “Paramount Subsidiaries”). Obligations under the BOA Credit Agreement are secured by (i) a first priority lien on substantially all of the assets of Paramount and the Paramount Subsidiaries, including cash, accounts receivable and inventory, and (ii) a pledge by Holdings of all of the outstanding capital stock of Paramount.
     The BOA Credit Agreement includes customary events of default, financial covenants and restrictions on the activities of Paramount and the Paramount Subsidiaries.
     Copies of (i) the Original BOA Credit Agreement, (ii) the First Amendment, (iii) the Second Amendment, (iv) the Third Amendment, (v) the Fourth Amendment, and (vi) the Fifth Amendment are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated by reference into this Item 2.03. The foregoing description is qualified in its entirety by reference to the BOA Credit Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective on August 4, 2006, the Board of Directors of the Company appointed Alan P. Moret, age 52, to fill the newly created position of Senior Vice President of Asphalt Operations of the Company, with responsibility for all asphalt production and supply for the Company’s marketing and refinery operations. There are no arrangements or understandings between Mr. Moret and any other person pursuant to which he was appointed as an officer.

     Mr. Moret also serves as the President of Paramount, a position he has held since November, 2001. Prior to joining Paramount, Mr. Moret held various positions with Atlantic Richfield Company, most recently as President of ARCO Crude Trading, Inc. from 1998 to 2000 and as President of ARCO Seaway Pipeline Company from 1997 to 1998.
     Mr. Moret is a party to an employment agreement with Paramount under which his employment commenced on November 26, 2001 for an initial period of four years and automatically renews for additional one-year terms on each subsequent anniversary of the commencement date unless terminated by either party. Mr. Moret currently receives a base salary of $291,940 per year, which is eligible for periodic increases, and is eligible to participate in Paramount’s annual incentive plan. Under his employment agreement, Mr. Moret is entitled to benefits, including pension and welfare benefit programs, and certain other employee related plans and practices (including life, medical, dental, health, accident, and disability insurance; deferred compensation; 401(k); financial planning, tax planning and preparation; legal service plans and matching gift plans). Mr. Moret is subject to a covenant not to compete during the term of his employment for two years after the date of his termination. This agreement also prohibits Mr. Moret from disclosing Paramount’s proprietary information received through his employment.
     Mr. Moret’s employment agreement further provides that, if his employment is terminated by Paramount without “cause” or by Mr. Moret for “good reason” following a “change in control” (each as defined in the employment agreement), Mr. Moret will be entitled to receive a lump sum payment equal to five times his then-current base salary, in addition to all other accrued rights.

Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
We intend to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.
     (b) Pro Forma Financial Information.
We intend to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated Credit Agreement, dated July 26, 2005, by and among Paramount Petroleum Corporation, Bank of America, N.A. and Société Générale.

10.2	First Amendment to Amended and Restated Credit Agreement, dated January 26, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A. and the lenders party thereto.

10.3	Second Amendment to Amended and Restated Credit Agreement, dated February 28, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A. and the lenders party thereto.

10.4	Third Amendment to Amended and Restated Credit Agreement, dated June 12, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A. and the lenders party thereto.

10.5	Fourth Amendment to Amended and Restated Credit Agreement, dated June 16, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A. and the lenders party thereto.

10.6	Fifth Amendment to Amended and Restated Credit Agreement, dated June 22, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A., Banc of America Securities LLC and the lenders party thereto.

99.1	Press Release of the Company dated August 7, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: August 9, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amended and Restated Credit Agreement, dated July 26, 2005, by and among Paramount Petroleum Corporation, Bank of America, N.A. and Société Générale.

10.2	First Amendment to Amended and Restated Credit Agreement, dated January 26, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A. and the lenders party thereto.

10.3	Second Amendment to Amended and Restated Credit Agreement, dated February 28, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A. and the lenders party thereto.

10.4	Third Amendment to Amended and Restated Credit Agreement, dated June 12, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A. and the lenders party thereto.

10.5	Fourth Amendment to Amended and Restated Credit Agreement, dated June 16, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A. and the lenders party thereto.

10.6	Fifth Amendment to Amended and Restated Credit Agreement, dated June 22, 2006, by and among Paramount Petroleum Corporation, Bank of America, N.A., Banc of America Securities LLC and the lenders party thereto.

99.1	Press Release of the Company dated August 7, 2006.